Exhibit 99.1

FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces

Third Quarter 2012 Financial Results

Record $27.8 Million Third Quarter Revenue Grows 58 percent Year-over-Year

Carlsbad, Calif. – October 29, 2012 – MaxLinear, Inc. (NYSE: MXL), a provider of integrated, radio-frequency (RF) and mixed-signal integrated circuits for broadband communications applications, today announced financial results for the third quarter ended September 30, 2012.

Management Commentary

“In the third quarter, we delivered record revenue of $27.8 million, along with registering strong revenue growth of 14 percent quarter-over-quarter, and 58 percent year-over-year” commented Kishore Seendripu, Ph.D., Chairman and CEO. “This quarter not only illustrated our strong product cycle driven momentum in Cable, and stabilization of our terrestrial revenues, but also the positive operating leverage in our business model.”

“In addition to our positive financial results, in the third quarter of 2012, we continued to garner a significant number of design wins for our market leading hybrid TV tuner, and tuner-demodulator solutions. We continue to be optimistic about our technology position in Cable as we bring to market our 4th generation broadband RF platform addressing full spectrum reception.”

Generally Accepted Accounting Principles (GAAP) Results

Net revenue for the third quarter of 2012 was $27.8 million, an increase of 14 percent compared to the second quarter of 2012 and an increase of 58 percent compared to the third quarter of 2011. Gross profit in the third quarter of 2012 was 63 percent of revenue, compared to 62 percent in the second quarter of 2012 and 64 percent in the third quarter of 2011.

Net income for the third quarter of 2012 was $0.5 million, or $0.01 per share (diluted), compared with net loss of $2.6 million, or $0.08 per share (diluted), for the second quarter of 2012 and $11.4 million or $0.35 per share (diluted), for the third quarter of 2011.

Cash, cash equivalents and investments totaled $80.0 million at September 30, 2012, compared to $84.3 million at June 30, 2012, and $85.7 million at December 31, 2011. The sequential decrease was primarily attributable to our share repurchase, which was partially offset by strong operating cash flow generation.

Cash flow provided by operations for the third quarter of 2012 totaled $6.3 million, compared with $1.0 million for the second quarter of 2012, and cash flow used in operations of $2.7 million used in the third quarter of 2011.

Non-GAAP Results

Non-GAAP gross profit in the third quarter of 2012 was 63 percent of revenue, compared to 62 percent in the second quarter of 2012 and 64 percent in the third quarter of 2011.

Non-GAAP net income for the third quarter of 2012 was $4.3 million, or $0.13 per share (diluted), compared with $1.8 million, or $0.05 per share (diluted), for the second quarter of 2012, and non-GAAP net loss of $1.5 million, or $0.05 per share (diluted), for the third quarter of 2011.

Export Compliance Update

As previously disclosed, MaxLinear made various voluntary disclosures relating to its review of export control and sanctions compliance matters to the Office of Foreign Asset Control (OFAC) at the United States Department of the Treasury and the Bureau of Industry and Security (BIS) of the United States Department of Commerce. In connection with this review, MaxLinear accrued a total of $0.9 million relating to potential fines and penalties.

On September 27, 2012, OFAC provided MaxLinear with a cautionary written notice that it would not pursue the matters raised in the previous voluntary disclosures, subject to MaxLinear’s continued compliance with export control and sanctions laws. As a result of this notice, in the third quarter of 2012, MaxLinear reversed prior accruals for potential fines and penalties in the amount of $0.6 million.

MaxLinear’s voluntary disclosures with BIS remain pending, and it maintains a continuing accrual of $0.3 million for potential fines and penalties relating to BIS-related export control and compliance matters.

Fourth Quarter 2012 Guidance

MaxLinear also announced today that it currently expects revenues for the quarter ending December 31, 2012 to total approximately $25 million to $26 million, representing a 7% to 10% sequential decline, but approximately 30% year-over-year revenue growth at the low end of the range. “Similar to many of our fabless semiconductor peers, MaxLinear’s fourth quarter outlook has been impacted by recent slowdown in bookings, most specifically feedback from our larger customers in the Cable data and voice modems indicate that they are looking to draw down their inventory of modems as they exit the year, thereby leading to top line contraction in the fourth quarter” commented Kishore Seendripu, Ph.D., Chairman and CEO.

Conference Call Details

MaxLinear will host its third quarter 2012 financial results conference call today, October 29, 2012 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-877-941-9205 / International: 1-480-629-9771 with conference ID: 4569261. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at www.maxlinear.com, and will be archived and available after the call at http://investors.maxlinear.com until November 12, 2012. A replay of the conference call will also be available until November 12, 2012 by dialing US toll free: 1-800-406-7325 / International: 1-303-590-3030 and referencing passcode: 4569261.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance, trends and growth opportunities in specific product markets such as cable and terrestrial applications, and opportunities associated with new product offerings and our strategy to expand our addressable market. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Risks and uncertainties affecting our business and operating results, include, among others, intense competition in our industry; uncertainties concerning how end user markets for our products will develop, including end user markets for the cable and terrestrial applications of our products as well as end user markets for products currently in development; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products, particularly as we seek to expand outside of our historic markets; our dependence on a limited number of customers for a substantial portion of our revenues; the timing and development of the global transition from analog to digital television; intellectual property risks, including risks arising from our continuing intellectual property litigation with Silicon Labs; our lack of long-term supply contracts and dependence on limited sources of supply; and potential decreases in average selling prices for our products. In addition, with respect to our recent voluntary disclosures to U.S. government agencies relating to export controls and compliance matters, which remain pending with the Bureau of Industry and Security at the Department of Commerce,, we face risks associated with the potential for government enforcement proceedings and the assessment of civil or criminal fines or penalties materially in excess of those currently estimated and accrued. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K. Additional risks, uncertainties, and other information will be contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, which MaxLinear expects to file with the SEC in October 2012.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP net income (loss), income (loss) from operations, gross profit, and earnings (loss) per share. These supplemental measures exclude the effects of (i) stock-based compensation expense and its related tax effect, if any; (ii) an accrual related to our performance based bonus plan for 2012, which if achieved will be settled in stock in 2013; (iii) expenses associated with our acquisition of certain new market related technology licenses; (iv) estimated fines and penalties and professional fees related to our previously disclosed export compliance and IP litigation matters; and (v) the valuation allowance on federal deferred tax assets. These non-GAAP measures are not in accordance with and do not serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear. In addition, we exclude the related tax effect of stock-based compensation expense, if any, from non-GAAP net income.

Any bonus payments under our 2012 bonus plans will be settled through the issuance of shares of Class A common stock under our equity incentive plans. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.

Expenses incurred in relation to the purchase of certain new market related technology licenses, intangible property litigation and estimated fines and penalties and professional fees related to export compliance matters are unrelated to our underlying business. Therefore, we do not believe these are indicative of our core operating performance and exclude these expenses in management evaluations of our business.

Expenses incurred in relation to our export compliance review include (i) charges relating to estimates of potential export compliance fines and penalties and (ii) professional fees incurred as a result of the Audit Committee’s review and the final voluntary disclosures submitted to governmental agencies.

Expenses incurred in relation to our intellectual property litigation with Silicon Laboratories include professional fees incurred. MaxLinear believes the lawsuit is without merit and intends to vigorously defend itself.

The provision for income taxes for the three and nine months ended September 30, 2011 includes a valuation allowance related to federal deferred tax assets. We do not believe the recording of the valuation allowance is indicative of our core operating performance.

Reconciliations of non-GAAP measures disclosed in this press release appear below.

About MaxLinear, Inc.

MaxLinear, Inc. is a provider of integrated, radio-frequency (RF) and mixed-signal semiconductor solutions for broadband communications applications. MaxLinear is located in Carlsbad, California, and its address on the Internet is www.maxlinear.com.

MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.

MaxLinear, Inc. Investor Relations Contacts:

Nick Kormeluk

IR Sense

Tel: 949-415-7745

nick@irsense.com

MaxLinear, Inc. Corporate Contact:

Adam Spice

Chief Financial Officer

Tel: 760-692-0711, Extension 196

MAXLINEAR, INC.

UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011
Net revenue	$27,795	$24,420	$17,639
Cost of net revenue	10,328	9,298	6,307

Gross profit	17,467	15,122	11,332
Operating expenses:
Research and development	10,855	10,995	9,456
Selling, general and administrative	6,167	6,624	5,033

Total operating expenses	17,022	17,619	14,489

Income (loss) from operations	445	(2,497)	(3,157)
Interest income	74	82	63
Interest expense	(11)	(15)	(32)
Other income (expense), net	(14)	1	(35)

Income (loss) before income taxes	494	(2,429)	(3,161)
Provision for income taxes	44	130	8,227

Net income (loss)	$450	$(2,559)	$(11,388)

Net income (loss) per share:
Basic	$0.01	$(0.08)	$(0.35)

Diluted	$0.01	$(0.08)	$(0.35)

Shares used to compute net income (loss) per share:
Basic	33,316	33,578	32,743

Diluted	34,547	33,578	32,743

MAXLINEAR, INC.

UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Nine Months Ended September 30,
	2012	2011
Net revenue	$72,898	$52,641
Cost of net revenue	27,893	19,043

Gross profit	45,005	33,598
Operating expenses:
Research and development	33,758	29,977
Selling, general and administrative	19,750	14,329

Total operating expenses	53,508	44,306

Loss from operations	(8,503)	(10,708)
Interest income	221	234
Interest expense	(45)	(38)
Other expense, net	(109)	(110)

Loss before income taxes	(8,436)	(10,622)
Provision for income taxes	235	6,710

Net loss	$(8,671)	$(17,332)

Net loss per share:
Basic	$(0.26)	$(0.53)

Diluted	$(0.26)	$(0.53)

Shares used to compute net loss per share:
Basic	33,402	32,410

Diluted	33,402	32,410

MAXLINEAR, INC.

UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011
Operating Activities
Net income (loss)	$450	$(2,559)	$(11,388)
Adjustments to reconcile net loss to cash used in operating activities:
Amortization and depreciation	860	831	863
Amortization of investment premiums, net	257	301	293
Stock-based compensation	2,609	2,333	2,169
Deferred income taxes	—	—	8,211
Gain on sale of available-for-sale securities	—	—	(9)
Write down of long-lived assets	—	2	28
Changes in operating assets and liabilities:
Accounts receivable	(1,331)	(3,879)	(63)
Inventory	(409)	(1,771)	(2,553)
Prepaid and other assets	207	(465)	231
Accounts payable and accrued expenses	1,814	5,669	592
Accrued compensation	1,727	598	612
Deferred revenue and deferred profit	116	(289)	(1,331)
Other long-term liabilities	7	184	(369)

Net cash provided by (used in) operating activities	6,307	955	(2,714)
Investing Activities
Purchases of property and equipment	(1,400)	(778)	(445)
Purchases of intangible assets	(195)	—	—
Purchases of available-for-sale securities	(8,909)	(25,070)	(12,120)
Maturities of available-for-sale securities	27,049	12,601	36,607

Net cash provided by (used in) investing activities	16,545	(13,247)	24,042
Financing Activities
Payments on capital leases	(1)	(5)	(22)
Net proceeds from issuance of common stock	507	1,008	279
Repurchases of common stock	(9,236)	—	—

Net cash provided by (used in) financing activities	(8,730)	1,003	257

Effect of exchange rate changes on cash and cash equivalents	—	5	2
Increase (decrease) in cash and cash equivalents	14,122	(11,284)	21,587
Cash and cash equivalents at beginning of period	12,512	23,796	21,934

Cash and cash equivalents at end of period	$26,634	$12,512	$43,521

MAXLINEAR, INC.

UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2012	2011
Operating Activities
Net loss	$(8,671)	$(17,332)
Adjustments to reconcile net loss to cash used in operating activities:
Amortization and depreciation	2,561	2,294
Amortization of investment premiums, net	807	894
Stock-based compensation	7,165	5,206
Deferred income taxes	—	6,668
Gain on the sale of available-for-sale securities	—	(9)
Write down of long-lived assets	71	29
Changes in operating assets and liabilities:
Accounts receivable	(5,858)	(5,338)
Inventory	(864)	(1,803)
Prepaid and other assets	(30)	183
Accounts payable and accrued expenses	8,969	7,263
Amounts due to related party	—	(1,746)
Accrued compensation	3,892	623
Deferred revenue and deferred profit	(1,688)	(2,825)
Other long-term liabilities	(172)	721

Net cash provided by (used in) operating activities	6,182	(5,172)
Investing Activities
Purchases of property and equipment	(3,026)	(2,187)
Purchases of intangible assets	(390)	—
Purchases of available-for-sale securities	(66,369)	(70,967)
Maturities of available-for-sale securities	69,900	98,575

Net cash provided by investing activities	115	25,421
Financing Activities
Payments on capital leases	(30)	(58)
Repurchases of common stock	(9,236)	—
Net proceeds from issuance of common stock	1,570	1,755

Net cash provided by (used in) financing activities	(7,696)	1,697

Effect of exchange rate changes on cash and cash equivalents	7	12
Increase (decrease) in cash and cash equivalents	(1,392)	21,958
Cash and cash equivalents at beginning of period	28,026	21,563

Cash and cash equivalents at end of period	$26,634	$43,521

MAXLINEAR, INC.

UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2012	June 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$26,634	$12,512	$28,026
Short-term investments, available-for-sale	50,792	68,784	47,156
Accounts receivable, net	16,279	14,948	10,421
Inventory	8,946	8,537	8,082
Prepaid expenses and other current assets	1,394	1,633	1,394

Total current assets	104,045	106,414	95,079
Property and equipment, net	6,274	5,431	5,494
Long-term investments, available-for-sale	2,619	2,999	10,554
Intangible assets	461	648	1,021
Other long-term assets	258	226	228

Total assets	$113,657	$115,718	$112,376

Liabilities and stockholders’ equity
Current liabilities	$29,093	$25,505	$18,494
Other long-term liabilities	683	676	855
Capital lease obligations, net of current portion	—	—	2
Total stockholders’ equity	83,881	89,537	93,025

Total liabilities and stockholders’ equity	$113,657	$115,718	$112,376

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(in thousands, except per share data)

	Three Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011
GAAP net income (loss)	$450	$(2,559)	$(11,388)
Stock-based compensation:
Cost of net revenue	23	20	15
Research and development	1,661	1,481	1,308
Selling, general and administrative	925	832	846

Total stock-based compensation	2,609	2,333	2,169
Share-based bonus plan*:
Cost of net revenue	12	14	—
Research and development	699	978	—
Selling, general and administrative	490	501	—

Total share-based bonus plan	1,201	1,493	—
Estimated export compliance and IP litigation costs, net **	75	495	—
Income taxes***	—	—	7,701

Non-GAAP net income (loss)	$4,335	$1,762	$(1,518)

Shares used in computing non-GAAP basic net income (loss) per share	33,316	33,578	32,743

Shares used in computing GAAP diluted net income (loss) per share	33,316	33,578	32,743
Dilutive common stock equivalents	1,231	917	—

Shares used in computing non-GAAP diluted net income (loss) per share	34,547	34,495	32,743

Non-GAAP basic net income (loss) per share	$0.13	$0.05	$(0.05)

Non-GAAP diluted net income (loss) per share	$0.13	$0.05	$(0.05)

*	Share-based bonus plan for the three months ended September 30, 2012 and June 30, 2012 relates to an accrual related to our performance based bonus plan for 2012, which if we achieve will be settled in stock in 2013.
**	Estimated export compliance and IP litigation costs, net for the three months ended September 30, 2012 includes the reduction of previously recorded export compliance fines and penalties of $625.
***	Income taxes for the three months ended September 30, 2011 illustrate the financial results without the effects of the recording of the valuation allowance related to federal deferred tax assets.

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(in thousands, except per share data)

	Nine Months Ended September 30,
	2012	2011
GAAP net loss	$(8,671)	$(17,332)
Stock-based compensation:
Cost of net revenue	61	38
Research and development	4,590	3,014
Selling, general and administrative	2,514	2,154

Total stock-based compensation	7,165	5,206
Share-based bonus plan*:
Cost of net revenue	33	—
Research and development	2,271	—
Selling, general and administrative	1,372	—

Total share-based bonus plan	3,676	—
Acquisition of technology licenses	285	3,298
Estimated export compliance and IP litigation costs**	1,688	—
Income taxes***	—	6,668

Non-GAAP net income (loss)	$4,143	$(2,160)

Shares used in computing non-GAAP basic net income (loss) per share	33,402	32,410

Shares used in computing GAAP diluted net income (loss) per share	33,402	32,410
Dilutive common stock equivalents	1,055	—

Shares used in computing non-GAAP diluted net income (loss) per share	34,457	32,410

Non-GAAP basic net income (loss) per share	$0.12	$(0.07)

Non-GAAP diluted net income (loss) per share	$0.12	$(0.07)

*	Share-based bonus plan for the nine months ended September 30, 2012 relates to an accrual related to our performance based bonus plan for 2012, which if we achieve will be settled in stock in 2013.
**	Estimated export compliance and IP litigation costs, net for the nine months ended September 30, 2012 includes the reduction of previously recorded export compliance fines and penalties of $625.
***	Income taxes for the nine months ended September 30, 2011 illustrate the financial results without the effects of the recording of the valuation allowance related to federal deferred tax assets.

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011
GAAP gross profit as a % of revenue	62.8%	61.9%	64.2%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%	0.1%
Share-based bonus plan:
Cost of net revenue	0.1%	0.1%	—

Non-GAAP gross profit as a % of revenue	63.0%	62.1%	64.3%

GAAP income (loss) from operations as a % of revenue	1.6%	(10.2)%	(17.9)%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%	0.1%
Research and development	6.0%	6.1%	7.4%
Selling, general and administrative	3.3%	3.4%	4.8%
Share-based bonus plan:
Cost of net revenue	0.1%	0.1%	—
Research and development	2.5%	4.0%	—
Selling, general and administrative	1.7%	2.0%	—
Estimated export compliance and IP litigation costs	0.3%	2.0%	—

Non-GAAP income (loss) from operations as a % of revenue	15.6%	7.5%	(5.6)%

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Nine Months Ended September 30,
	2012	2011
GAAP gross profit as a % of revenue	61.7%	63.8%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%
Share-based bonus plan:
Cost of net revenue	0.1%	—

Non-GAAP gross profit as a % of revenue	61.9%	63.9%

GAAP loss from operations as a % of revenue	(11.7)%	(20.3)%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%
Research and development	6.3%	5.7%
Selling, general and administrative	3.4%	4.1%
Share-based bonus plan:
Cost of net revenue	0.1%	—
Research and development	3.1%	—
Selling, general and administrative	1.9%	—
Acquisition of technology licenses	0.4%	6.3%
Estimated export compliance and IP litigation costs	2.3%	—

Non-GAAP income (loss) from operations as a % of revenue	5.9%	(4.1)%